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                                   EXHIBIT 22
                         SUBSIDIARIES OF THE REGISTRANT


                                            JURISDICTION
                                             UNDER WHICH          PERCENTAGE
NAME OF SUBSIDIARY                            ORGANIZED          OF OWNERSHIP
- - ------------------                          -------------        ------------
United Stationers Supply Co.                   Illinois               100%